Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2023 relating to the financial statements of Meritage Homes Corporation and the effectiveness of Meritage Homes Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Meritage Homes Corporation for the year ended December 31, 2022.
/s/ DELOITTE & TOUCHE LLP
Tempe, Arizona
June 15, 2023